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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

FUELSTREAM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

510 Shotgun Road, Suite 110 Fort Lauderdale, Florida		33326
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 423-5345

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 3.02 Unregistered Sales of Equity Securities

On September 7, 2012, pursuant to the Company’s 2012 Equity Incentive Plan (the "Plan") described in Item 5.02 herein, the Board of Directors (hereafter, the “Board”) of Fuelstream, Inc. (the “Company”) approved the grant of 2,670,000 common stock purchase options to 5 individuals at an exercise price of $0.01 per share. No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the awards pursuant to the Plan as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

On September 10, 2012, the Company issued an aggregate of 290,000 shares of restricted common stock to 4 persons for services rendered and in settlement of certain other matters. No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the shares as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

On September 10, 2012, the Company issued an aggregate of 2,063,550 shares of restricted common stock to its joint venture partners in AFI South Africa, LLC as a consequence of the exercise of options held by such partners to convert their joint venture interest into shares of the Company. No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the shares as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2012, the Company entered into an Employment Agreement ("Employment Agreement"), which became effective as of July 15, 2012, with Russell Adler, the Chief executive Officer of the Company. The Employment Agreement is for an initial term of 5 years which automatically renews for additional one year terms if notice is not provided within 60 days of the then-current term, and provides for an annual base salary of $156,000 and a signing bonus of $100,000 payable in two installments. The Employment Agreement also entitles Mr. Adler to receive 3,000,000 common stock purchase options at an exercise price of $0.01 per share, and further entitles Mr. Adler to receive up to 100,000 additional shares of common stock of the Company, based on a change of control of the Company during the employment term. The Employment Agreement also contains additional cash bonus and equity bonus provisions based on the earnings of the Company, and a further bonus of 500,000 restricted shares and 2,000,000 common stock purchase options if the Company achieves either (i) $1 billion in revenues; (ii) a market capitalization of $1 billion, or (ii) listing of the Company on a national securities exchange. The Employment Agreement also contains customary confidentiality, non-competition, and non-solicitation provisions. The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference thereto.

On September 7, 2012, the Company adopted its 2012 Equity Incentive Plan (the "Plan"). The Plan allows for the grant and issuance of common stock purchase options and grants of restricted common stock to employees, non-employee directors, consultants, and advisors of the Company. The Plan reserves for issuance under thereunder 6,000,000 shares. The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Company’s 2012 Equity Incentive Plan, a copy of which is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference thereto.

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Item 8.01 Other Events.

On September 7, 2012, the Board approved a form of Indemnification Agreement for each of the directors and executive officers of the Company, as well as certain advisors to the Company. The form of Indemnification Agreement is attached as Exhibit 10.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement with Russell Adler

10.2 Form of Indemnification Agreement.

99.1 Fuelstream, Inc. 2012 Equity Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.
Date: September 13, 2012
	By:	/s/ Russell Adler
Russell Adler Chief Executive Officer